Exhibit 10.36
FIRST AMENDMENT TO LEASE AGREEMENT
THIS FIRST AMENDMENT TO LEASE AGREEMENT, dated as of December 29, 2015 (this “Amendment”), is made by and between WF-FB NLTX, LLC, a Delaware limited liability company (“Landlord”), and FARMER BROS. CO., a Delaware corporation, (“Tenant”). Capitalized terms used but not otherwise defined in this Amendment have the respective meanings assigned to such term as in the Lease (as defined below).
WHEREAS, Landlord and Tenant are the current parties to that certain Lease Agreement dated as of July 17, 2015 (as amended, supplemented or otherwise modified, the “Lease”).
WHEREAS, Landlord and Tenant desire to amend Exhibit D to the Lease to extend the date for delivery and approval of: i) the Construction Contracts, ii) the Plans and Specifications, iii) the Final Budget, and iv) the Estimated Completion Date.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:
1.Section 2(a) of Exhibit D to the Lease is hereby amended and restated in its entirety as follows:
“a.     On or before the Effective Date, Tenant has submitted to Landlord true, correct and complete copies of the preliminary design drawings and specifications described in Schedule 1-A attached hereto (the “Preliminary Plans”) and the Preliminary Budget attached hereto as Schedule 1-B, each of which have been reviewed and approved by Landlord. On or before February 28, 2016 Tenant shall have submitted to Landlord, and Landlord shall have approved (which approval shall not be unreasonably withheld, conditioned or delayed), (i) the Construction Contracts, (ii) the final construction drawings and plans and specifications, based on the Preliminary Plans, for the to-be-developed Construction Project as provided in the Construction Contracts (the “Plans and Specifications”); (iii) the Final Budget, (which must be based on the Preliminary Budget and may not exceed the total amount of Construction Costs outlined in the Preliminary Budget), and (iv) the estimated date of Substantial Completion of the Construction Project (the “Estimated Completion Date”), which Estimated Completion Date may not be later than December 31, 2016. If Tenant elects in its sole and absolute discretion to acquire any payment and performance bonds securing any of the Construction Contracts, Tenant shall name Landlord as a dual obligee thereunder.”
2.No Other Amendment. Except as amended by the foregoing, the Lease remains in full force and effect. Nothing in this Amendment shall be construed as altering the definition of “Scheduled Completion Date” in Exhibit D to the Lease. This Amendment shall, upon its execution and delivery, constitute a part of the Lease.
3.Conditions. This Amendment shall not be effective until Landlord shall have received counterparts of this Amendment duly executed by Tenant.
4.Estoppel; Representations and Warranties. Landlord and Tenant make the following representations and warranties, which representations and warranties shall survive the execution and delivery hereof:

a.	The Lease remains in full force and effect;

b.
The Lease and this Amendment have been duly authorized, executed and delivered by Landlord and Tenant, constitute legal, valid and binding obligations of Landlord and Tenant, and do not violate any provisions of any agreement or judicial order to which Landlord or Tenant is a party or to which it is subject.

5.Governing Law. This Amendment shall be governed by, and construed in accordance with the same laws governing the Lease.
6.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by fax or electronic mail shall be effective as delivery of an original executed counterpart of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

LANDLORD:

WF-FB NLTX, LLC,
a Delaware limited liability company

By:    /s/ John D. Altmeyer______
Name:    John D. Altmeyer
Title:    Manager

First Amendment to Lease

TENANT:

FARMER BROS. CO.,
a Delaware corporation

By: /s/ Barry C. Fischetto__________________________
Name:__BARRY C. FISCHETTO_____________________
Title: _SVP Operations, Farmer Brothers_______________

First Amendment to Lease